EX-99.906CERT

CERTIFICATION

I, Bashar Qasem, President and Treasurer of Azzad Funds (the “Registrant”), do certify to the best of my knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Treasurer

Azzad Funds

By:  /s/Bashar Qasem

        Bashar Qasem

        Chairman and Treasurer

Date:  February 20, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Azzad Funds and will be retained by Azzad Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.